Exhibit 10.1

EXECUTION VERSION

COLLATERAL AGREEMENT

made by

XM SATELLITE RADIO HOLDINGS INC.

XM SATELLITE RADIO INC.

and certain Subsidiaries of

XM SATELLITE RADIO HOLDINGS INC. AND XM SATELLITE RADIO INC.

FROM TIME TO TIME PARTY HERETO

to and in favor of

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of December 31, 2009

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5.2.	Communications with Obligors; Grantors Remain Liable	28
5.3.	Pledged Securities	29
5.4.	Proceeds to be Turned Over To Collateral Agent	30
5.5.	Application of Proceeds	30
5.6.	Code and Other Remedies	30
5.7.	Registration Rights	32
5.8.	Waiver; Deficiency	33
5.9.	FCC Licenses	33
5.10.	Voting	33

SECTION 6.	THE COLLATERAL AGENT	34

6.1.	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	34
6.2.	Duty of Collateral Agent	36
6.3.	No Duty of the Collateral Agent	36
6.4.	Execution of Financing Statements	37
6.5.	Authority of Collateral Agent	37
6.6.	Appointment of Co-Collateral Agents	37

SECTION 7.	MISCELLANEOUS	38

7.1.	Amendments in Writing	38
7.2.	Notices	38
7.3.	No Waiver by Course of Conduct; Cumulative Remedies	38
7.4.	Enforcement Expenses; Indemnification	38
7.5.	Successors and Assigns	39
7.6.	Set-Off	39
7.7.	Counterparts	39
7.8.	Severability	39
7.9.	Section Headings	40
7.10.	Integration	40
7.11.	GOVERNING LAW	40
7.12.	Submission to Jurisdiction; Waivers	40
7.13.	Acknowledgments	40
7.14.	Additional Grantors	41
7.15.	Additional Secured Obligations	41
7.16.	Certain Actions Upon a Sirius Merger	41
7.17.	Releases	42
7.18.	Effects of Certain Errors or Omissions	42
7.19.	Existing Obligations	42
7.20.	WAIVER OF JURY TRIAL	43

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SCHEDULES:

Schedule 1 – Notice Addresses of Grantors

Schedule 2 – Description of Pledged Investment Property

Schedule 3 – Filings and Other Actions Required to Perfect Security Interests

Schedule 4 – Name, Jurisdiction or Organization and Chief Executive Office

Schedule 5 – [Reserved]

Schedule 6 – Intellectual Property

Schedule 7 – [Reserved]

Schedule 8 – Vehicles

Schedule 9 – Letters of Credit

Schedule 10 – Commercial Tort Claims

Schedule 11 – FCC Licenses

Schedule 12 – Pledged Interests

EXHIBITS:

Exhibit A – Form of Acknowledgment and Consent

Exhibit B – Form of Grant of Security Interest in Patents and Trademarks

Exhibit C – Form of Grant of Security Interest in Copyrights

Exhibit D – Assumption and Joinder Agreement

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COLLATERAL AGREEMENT, dated as of December 31, 2009, made by each of the signatories hereto other than the Collateral Agent and Trustee referred to below (together with any other entity that may become a party hereto as provided herein, the “Grantors”), to and in favor of U.S. Bank National Association, as Collateral Agent for the ratable benefit of the Secured Parties, and accepted and agreed to by U.S. Bank National Association as the Trustee (as defined below) and each other Authorized Representative for any Additional Secured Debtholder from time to time party hereto.

W I T N E S S E T H:

WHEREAS, pursuant to the 11.25% Senior Secured Notes Indenture dated June 30, 2009 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Indenture”) by and among the Company, Holdings, the other Guarantors, and U.S. Bank National Association, as Trustee, the Company issued 11.25% senior secured notes due 2013 (the “Notes”) to the Noteholders in accordance with the terms thereof;

WHEREAS, the Collateral Agent has agreed to act as collateral agent for the Secured Parties for the purposes of holding any and all security for the payment and performance of the obligations of the Company under the Indenture, the Notes and the other Indenture Documents, as well as any Additional Secured Obligations;

WHEREAS, pursuant to the Indenture Documents, each Guarantor agreed to unconditionally guarantee the payment of the Company Note Obligations;

WHEREAS, each Grantor is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the issuance of the Notes under the Indenture and the other Indenture Documents and each Grantor is, therefore, willing to enter into this Agreement; and

WHEREAS, upon the Release Date each Grantor is required to execute and deliver this Agreement to the Collateral Agent for its benefit and for the ratable benefit of the Secured Parties as security for the payment and performance of such Grantor’s obligations under the Indenture, the Notes, the other Indenture Documents and the Additional Secured Debt Documents to which it is a party;

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of Grantors hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. Unless otherwise defined herein, terms defined in the Collateral Agency Agreement and used herein shall have the meanings given to them in the

Collateral Agency Agreement, including, without limitation, the following terms: 11.25% Indenture Documents, Additional Secured Debt Notice and Joinder Agreement, Collateral Documents, Equally and Ratably, Release Date, Sirius Merger.

(b) The following terms which are defined in the New York UCC are used herein as so defined: Accounts, Account Debtor, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Electronic Chattel Paper, Entitlement Order, Equipment, Farm Products, Financial Asset, Fixtures, Goods, Instruments, Inventory, Letter of Credit Rights, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(c) The following terms shall have the following meanings:

“Additional Company Secured Debt Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Additional Secured Debt and disbursements in respect of letters of credit issued thereunder, if any, and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Additional Secured Debt and all other Obligations and liabilities of the Company to each Authorized Representative of any Additional Secured Debtholder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, each Additional Secured Debt Document, any letters of credit issued thereunder, or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to each Authorized Representative or to any Additional Secured Debtholder that are required to be paid by the Company) or otherwise.

“Additional Guarantor Secured Debt Obligations”: with respect to any Guarantor, all Obligations and liabilities of such Guarantor which may arise under or in connection with any Guarantee (as defined in the Collateral Agency Agreement) in respect of the Additional Company Secured Debt Obligations or any Additional Secured Debt Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Additional Secured Debtholder or any Authorized Representative that are required to be paid by such Guarantor pursuant to the terms of any Additional Secured Debt Document).

“Additional Secured Debt”: the unpaid amount of Indebtedness of the Company or any Guarantor under any Additional Secured Debt Document which Indebtedness (i) is permitted to be incurred by the Company or the Guarantors under the Indenture and each Additional Secured Debt Document, (ii) is permitted under the Indenture and each Additional Secured Debt Document to be secured Equally and Ratably with the Notes Obligations and any other Additional Secured Debt, and (iii) the Company and each

Guarantor takes the steps necessary under the Collateral Agency Agreement in order for such Indebtedness to be secured Equally and Ratably.

“Additional Secured Debt Documents”: the agreements evidencing any Additional Secured Obligations and the Collateral Documents.

“Additional Secured Debtholder”: at any time, a Person which then is a holder of any Additional Secured Debt; provided that the Company and the Authorized Representative of such Additional Secured Debtholder shall have executed and delivered an Additional Secured Debt Notice and Joinder Agreement in accordance with Section 6.18 of the Collateral Agency Agreement.

“Additional Secured Obligations”: the Additional Company Secured Debt Obligations and the Additional Guarantor Secured Debt Obligations.

“Agreement”: this Collateral Agreement, as the same may be amended, restated supplemented or otherwise modified from time to time.

“Authorized Representative”: (i) the Trustee and (ii) any other trustee or agent designated as an “Authorized Representative” for any Additional Secured Debtholder in an Additional Secured Debt Notice and Joinder Agreement delivered to the Collateral Agent in accordance with Section 6.18 of the Collateral Agency Agreement for so long as the Additional Secured Obligations for which such party is serving in such capacity constitutes Secured Obligations hereunder; provided that so long as there are no Additional Secured Obligations, the Trustee will be deemed to be the only Authorized Representative for the Secured Parties.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral”: as defined in Section 2(a).

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 5.1 or 5.4.

“Collateral Agency Agreement”: that certain collateral agency agreement dated as of June 30, 2009 by and among Holdings, Company, the Subsidiary Grantors, the Trustee, each Additional Secured Debt Agent (as defined therein), and the Collateral Agent.

“Collateral Agent”: U.S. Bank National Association, acting as collateral agent on behalf of the Noteholders and other Secured Parties and any successor collateral agent appointed hereunder and under the Collateral Agency Agreement, and its successors and permitted assigns.

“Company”: XM Satellite Radio Inc., a Delaware corporation.

“Company Note Obligations”: means the unpaid principal of and interest on (including interest accruing after the maturity of the Notes) and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) all Obligations and liabilities of the Company to the Trustee or to any Noteholder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, any other Indenture Document, or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Trustee, the Collateral Agent or to any Noteholder that are required to be paid by the Company) or otherwise.

“Company-Sirius Merger” means (a) a merger or consolidation of the Company with or into Sirius XM Radio Inc. or a merger or consolidation of Sirius XM Radio Inc. with or into the Company or (b) any assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Company to Sirius XM Radio Inc. or of Sirius XM Radio Inc. to the Company.

“Contracts”: the contracts and agreements listed in Schedule 7 as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate, and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.

“Copyright Licenses”: any agreement, whether written or oral, naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6 as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time), granting any right in, to, or under any Copyright, including, without limitation, the grant of rights to manufacture, print, publish, publicly perform, display, copy, create derivative works of, import, export, distribute, exploit, and sell materials derived from any Copyright.

“Copyrights”: (i) all domestic and foreign copyrights, whether registered or unregistered and whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act), all protectable designs, and all works of authorship and other intellectual property rights embodied therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right to make and exploit derivative works based on or adopted from works covered by such copyrights, and with respect to any and all of the foregoing:

(i) all registrations of and applications to register the rights corresponding thereto throughout the world, including, without limitation, each registration and application identified in Schedule 6 as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, (ii) the right to, and to obtain, all renewals or extensions thereof, (iii) the rights to print, publish and distribute any of the foregoing, (iv) the right to sue or otherwise recover for any and all past, present and future infringements, misappropriations, and other violations thereof, (v) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other Disposition thereof and damages and payments for past, present or future infringements thereof), and (vii) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Deposit Account”: (i) all “deposit accounts” as defined in Article 9 of the UCC, (ii) all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts) and (iii) shall include, without limitation, all of the accounts listed on Schedule 2 hereto under the heading “Deposit Accounts” (as such schedule may be amended, restated, supplemented, replaced or otherwise modified from time to time) together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer, exchange or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Excluded Assets”: (i) any licenses issued by the FCC to any Subsidiary Grantor, but only to the extent such Subsidiary Grantor is prohibited from granting a security interest therein pursuant to the Communications Act of 1934, as amended, and the policies and regulations promulgated thereunder, but not including, to the maximum extent permitted by law, all rights incident or appurtenant to such licenses and the rights to receive all proceeds derived from or in connection with the sale, assignment or transfer of such licenses; (ii) the outstanding Capital Stock of any “controlled foreign corporation” (as defined in the Code) in excess of 65% of the voting power of all classes of Capital Stock of such “controlled foreign corporation” entitled to vote; provided that immediately upon the amendment of the Code, to allow the pledge of a greater percentage of the voting power of capital stock in a “controlled foreign corporation” without adverse tax consequences, the Excluded Collateral shall no longer include, and the Grantors will be deemed to have granted a security interest in, such greater percentage of capital stock of the applicable “controlled foreign corporation”; and (iii) any assets of XM 1500 Eckington LLC or XM Investment LLC, provided, that such assets will only constitute Excluded Collateral hereunder for so long as the restriction in the Senior PIK Secured Notes pursuant to that certain Indenture, dated as of February 13, 2009, among Holdings, Sirius XM Radio Inc., XM 1500 Eckington LLC, XM Investment LLC and U.S. Bank National Association, as trustee and collateral trustee, and the restrictions in any Refinancing Indebtedness (as defined in the Indenture) incurred in respect of such Senior PIK Secured Notes, prevents 1500 Eckington LLC or XM Investment LLC from granting a security interest in its assets.

“FCC License Subsidiary” means XM Radio Inc. (together with an successor or permitted assign), the wholly owned subsidiary of the Company that owns all of the Company’s FCC Licenses to provide satellite digital radio service in the United States.

“General Intangibles”: all “general intangibles” as such term is defined in Section 9-102(a)(42) of the New York UCC and, in any event, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedge Agreements and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

“Grantors”: as defined in the Preamble to this Agreement.

“Guarantors”: Holdings and the Subsidiary Grantors.

“Guarantor Note Obligations”: with respect to any Guarantor, all Obligations and liabilities of such Guarantor which may arise under or in connection with the Indenture (including, without limitation, Section 10 thereof) or any other Indenture Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of any Indenture Document).

“Holdings”: XM Satellite Radio Holdings Inc., a Delaware corporation.

“Insurance”: shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property”: the collective reference to all rights, priorities, and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, all (i) Copyrights, (ii) Copyright Licenses, (iii) Patents, (iv) Patent Licenses, (v) Trademarks, (vi) Trademark Licenses, (vii) Trade Secrets, and (viii) Trade Secret Licenses, and all rights to sue at law or in equity for any past, present, or future infringement, misappropriation, dilution, or other violation thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC including, without limitation, all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Securities Accounts, all Commodity Contracts and all Commodity Accounts (other than any Voting Stock of a Foreign Subsidiary excluded from the definition of “Pledged Equity Interests”), (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined, all Pledged Notes, all Pledged Equity Interests, all Pledged Security Entitlements and all Pledged Commodity Contracts.

“Issuers”: the collective reference to each issuer of a Pledged Security.

“Lien” means, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of Holdings and its Subsidiaries taken as a whole, (b) the ability of the Company and the Guarantors to perform any of their respective obligations under any Secured Debt Document or (c) the validity or enforceability of any Secured Debt Document or the rights or remedies of the Collateral Agent or any Secured Party thereunder.

“Material Contract”: any agreement, contract or license (other than the licenses issued by the Federal Communications Commission) or other arrangement (other than an agreement, contract or arrangement representing indebtedness for borrowed money) to which any Grantor is a party that is material to the Grantors and their Subsidiaries, taken as a whole, and for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to materially adversely affect the business or financial condition of the Company or the Guarantors.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Noteholder”: a Person in whose name a Note is registered in the register maintained by the Registrar pursuant to the Indenture.

“Note Obligations”: the Company Note Obligations and the Guarantor Note Obligations.

“Note Purchase Agreement”: the purchase agreement dated as of June 25, 2009 among the Company, the Guarantors (except for Effanel Music, Inc., a New York corporation) and the Initial Purchaser.

“Notes”: the notes issued and outstanding under the Indenture (or under any supplemental indenture) at any time and from time to time, including any additional notes.

“Obligations”: any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Patent License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute, sell or offer to sell any invention or design covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6 as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Patents”: (i) all United States, foreign, and multinational patents, patent applications and patentable inventions (whether or not reduced to practice), including, without limitation, each issued patent and patent application identified in Schedule 6 as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, all certificates of invention or similar property rights, (ii) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions of any of the foregoing, (iii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present, and future infringements, misappropriations, and other violations thereof, (iv) all income, royalties, damages, and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other Disposition thereof and damages and payments for past, present or future infringement thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Permitted Liens”: with respect to each Grantor, any Lien permitted on such Grantor’s Collateral pursuant to the Indenture Documents and any Additional Secured Debt Documents applicable to such Grantor.

“Pledged Alternative Equity Interests”: shall mean all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests and Pledged Trust Interests.

“Pledged Commodity Contracts”: all commodity contracts listed on Schedule 2 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time) and all other commodity contracts to which any Grantor is party from time to time.

“Pledged Debt Securities”: all debt securities now owned or hereafter acquired by any Grantor, including, without limitation, the debt securities listed on Schedule 2, (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time) together with any other certificates, options, rights or security entitlements of any nature whatsoever in respect of the debt securities of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

“Pledged Equity Interests”: shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests”: shall mean all interests of any Grantor now owned or hereafter acquired in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 2 hereto under the heading “Pledged LLC Interests” (as such schedule may be amended from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Partnership Interests”: shall mean all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 2 hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended, restated, supplemented, replaced or otherwise modified from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Notes”: all promissory notes now owned or hereafter acquired by any Grantor including, without limitation, those listed on Schedule 2 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time) and all Intercompany Notes at any time issued to any Grantor.

“Pledged Securities”: the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Equity Interests.

“Pledged Security Entitlements”: all security entitlements with respect to the financial assets listed on Schedule 2 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time) and all other security entitlements of any Grantor.

“Pledged Stock”: shall mean all shares of capital stock now owned or hereafter acquired by such Grantor, including, without limitation, all shares of capital stock described on Schedule 2 hereto under the heading “Pledged Stock” (as such schedule may be amended, restated, supplemented, replaced or otherwise modified from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided, however, in the event that a pledge of the Equity Interests in any Foreign Subsidiary shall result in an adverse tax consequence to the Company or Holdings, no more than 65% of the total outstanding Voting Stock of such Foreign Subsidiary shall be required to be pledged hereunder.

“Pledged Trust Interests”: shall mean all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust including, without limitation, all trust interests listed on Schedule 2 hereto under the heading “Pledged Trust Interests” (as such schedule may be amended, restated, supplemented, replaced or otherwise modified from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC from time to time and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Receivable”: all Accounts and any other right to payment for goods or other property Disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Accounts shall include any Supporting Obligation or collateral securing such Receivable.

“Required Secured Parties”: at any time, the holders of more than 50% of the aggregate outstanding amount of the Secured Obligations then outstanding (together with, in the case of the Additional Secured Obligations, other than in connection with the exercise of remedies, if applicable, the aggregate unfunded commitments to extend credit which, when funded, would constitute Secured Obligations), voting as a single class. For this purpose only, Secured Obligations (or, if applicable, any such unfunded commitments in respect thereof) registered in the name of, or beneficially owned by, the Company or any affiliate of the Company shall be deemed not to be outstanding.

“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Parties”: (a) the Collateral Agent, (b) the Trustee and the Noteholders at any time and from time to time and (c) the Additional Secured Debtholders and their Authorized Representatives; provided that the Company and the Authorized Representative of such Additional Secured Debtholders comply with Section 6.18 of the Collateral Agency Agreement and execute an Additional Secured Debt Notice and Joinder Agreement in accordance with the terms thereof.

“Secured Obligations”: collectively, (a) the Note Obligations and (b) the Additional Secured Obligations.

“Securities Act”: the Securities Act of 1933, as amended.

“Subsidiary Grantor”: the collective reference to each Grantor other than the Company and Holdings.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to, or under any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6 as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Trademarks”: (i) all domestic and foreign trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, designs, or other indicia of origin or source identification, Internet domain names, and all registrations and applications to register any of the foregoing, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country, union of countries, or any political subdivision of any of the foregoing, including, without limitation, each registration and application identified in Schedule 6, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time (ii) the right to, and to obtain, all renewals thereof, (iii) the right to sue or otherwise recover for any and all past, present and future infringements, dilutions, and other violations of any of the foregoing or for any injury to goodwill, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trade Secret License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to, or under any Trade Secret.

“Trade Secrets”: (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, misappropriations, and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments arising out of Disposition thereof, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Trustee”: U.S. Bank National Association, acting as trustee for the Noteholders and any successor trustee appointed under the Indenture and its successors and permitted assigns.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other Equipment of any nature covered by a certificate of title law of any jurisdiction and, in any event including, without limitation, the vehicles listed on Schedule 8 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time) and all tires and other appurtenances to any of the foregoing.

1.2. Other Definitional Provisions. (a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(b) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(c) The expression “paid in full” and any other similar terms or phrases when used herein with respect to the Secured Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Secured Obligations, except for those contingent obligations and indemnification obligations which are not then due and payable.

(d) For the avoidance of doubt, all notices, requests, directions, demands or other forms of communications delivered to the Collateral Agent pursuant to this Agreement shall be in writing.

SECTION 2. GRANT OF SECURITY INTEREST;

CONTINUING LIABILITY UNDER COLLATERAL

2.1. Grant of Security.

(a) Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the personal property of such Grantor, including, without limitation, the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Contracts;

(iv) all Deposit Accounts;

(v) all Documents;

(vi) all Equipment;

(vii) all General Intangibles;

(viii) all Instruments;

(ix) all Insurance

(x) all Intellectual Property;

(xi) all Inventory;

(xii) all Investment Property (other than the Capital Stock of the FCC License Subsidiary);

(xiii) all Letter of Credit Rights;

(xiv) all Money;

(xv) all Vehicles;

(xvi) all Goods not otherwise described above;

(xvii) any Collateral Account;

(xviii) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(xix) each of the commercial tort claims set forth on Schedule 10 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time) that equal or exceed $5,000,000;

(xx) to the extent not otherwise included, all other property of the Grantor and all Proceeds and products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing; and

(xxi) solely to the extent permitted under applicable law, rules or regulations, including rules and regulations of the Federal Communications Commission, the Equity Interests of the FCC License Subsidiary.

Notwithstanding anything to the contrary in this Agreement, none of the Excluded Assets shall constitute Collateral for so long as such property or assets constitute Excluded Assets.

(b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Collateral, including, without limitation, any Accounts, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to any Accounts, any Contracts, Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

2.2. Collateral Agency Agreement. Notwithstanding anything herein to the contrary, the rights and remedies of Collateral Agent hereunder shall be subject to and governed by the terms of the Collateral Agency Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each of the Grantors represents and warrants and covenants and agrees, acknowledging and confirming that the Collateral Agent and each other Secured Party is relying on such representations, warranties, covenants and agreements, that:

3.1. [Reserved].

3.2. Title; No Other Liens. Such Grantor has the right, title and interest that it purports to have in each item of the Collateral, free and clear of any and all Liens or claims, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, except for Permitted Liens. Except for Permitted Liens, no financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are otherwise permitted by the Indenture Documents and each Additional Secured Debt Documents.

3.3. Perfected First Priority Liens. (a) Except as otherwise contemplated by the terms of the Indenture and each Additional Secured Debt Document, and except with respect to Vehicles or Letter of Credit Rights, the Liens created under the Collateral Documents and the security interests granted pursuant to this Agreement (i) constitute valid fully perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof and (ii) are prior to all other Liens on the Collateral except for Liens otherwise expressly permitted by the terms of the Indenture and each Additional Secured Debt Document to have priority over the Liens created under the Collateral Documents. Without limiting the foregoing, each Grantor has taken all actions necessary, including without limitation those specified in Section 4.2 to: (A) establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities or Uncertificated Securities except to the extent such Investment Property constitutes cash or Cash Equivalents only, (B) establish the Collateral Agent’s control (within the meaning of Section 9-105 of the UCC) over all Electronic Chattel Paper in excess of $5,000,000 individually, or $10,000,000 in the aggregate, and (C) establish the Collateral Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act as in effect in the applicable jurisdiction “UETA”) over all “transferable records” (as defined in UETA) in excess of $5,000,000 individually, or $10,000,000 in the aggregate.

3.4. Name; Jurisdiction of Organization, etc. On the date hereof, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational i.d. number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4 as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 4 as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as Grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

3.5. [Reserved].

3.6. [Reserved].

3.7. Investment Property. (a) Schedule 2 hereto (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests, in each case, of the Subsidiaries owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule. Schedule 2 hereto (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time) sets forth under the heading “Pledged Debt Securities” or “Pledged Notes” all of the Pledged Debt Securities and Pledged Notes, in each case, of the Subsidiaries owned by any Grantor and all of such Pledged Debt Securities and Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligations of the Issuers thereof enforceable in accordance with their terms and are not in default and constitute all of the issued and outstanding inter-company indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor. Schedule 2 hereto (as such schedule may be amended from time to time) sets forth under the headings “Securities Accounts,” “Commodities Accounts,” and “Deposit Accounts” respectively, all of the Securities Accounts, Commodities Accounts and Deposit Accounts, in each case which contain assets of more than $1,000,000, in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto, or any party acting for the benefit of the Collateral Agent) having “control” (within the meanings of Sections 8-106, 9-106 and 9-104 of the New York UCC) over, or any other interest in, any such Securities Account, Commodity Account or Deposit Account or any securities, commodities or other property credited thereto.

(a) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor or, in the case of Voting Stock of any Foreign Subsidiary, if less (as a result of any Voting Stock of a Foreign Subsidiary being excluded from the definition of “Pledged Equity Interests”), 65% of the outstanding Voting Stock of any Foreign Subsidiary of each relevant Issuer.

(b) All the shares of the Pledged Equity Interests of such Grantor’s Subsidiaries have been duly and validly issued and are fully paid and nonassessable.

(c) Part 1 of Schedule 12 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time) lists all uncertificated Pledged LLC Interests and Pledged Partnership Interests of any Subsidiary of any Grantor the terms of which expressly provide that they are governed by Article 8 of the uniform commercial code of any jurisdiction and Part 2 of Schedule 12 (as the same may be amended, restated, supplemented, replaced or otherwise modified) from time to time lists all uncertificated Pledged LLC Interests and Pledged Partnership Interests of any Subsidiary of any Grantor the terms of which do not expressly provide that they are governed by Article 8 of the uniform commercial code of any jurisdiction.

(d) Part 3 of Schedule 12 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time) lists all certificated Pledged LLC Interests and Pledged Partnership Interests of any Subsidiary of any Grantor the terms of which expressly provide that they are governed by Article 8 of the uniform commercial code of any jurisdiction and Part 4 of Schedule 12 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time ) lists all certificated Pledged LLC Interests and Pledged Partnership Interests of any Subsidiary of any Grantor the terms of which do not expressly provide that they are governed by Article 8 of the uniform commercial code of any jurisdiction.

(e) Such Grantor is the record and beneficial owner of the Investment Property and Deposit Accounts pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests in any majority-owed Subsidiary of such Grantor.

(f) Each Issuer that is not a Grantor and is a Subsidiary of a Grantor hereunder has executed and delivered to the Collateral Agent an Acknowledgment and Consent, in substantially the form of Exhibit A, to the pledge of its Pledged Securities pursuant to this Agreement.

3.8. [Reserved].

3.9. [Reserved].

3.10. Intellectual Property. (a) Schedule 6 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time) sets forth a true and complete list of all Intellectual Property owned by such Grantor in its own name on the date hereof that is registered or applied to be registered in the United States Patent and Trademark Office, the United States Copyright Office or any similar state, national or international offices or registries, and the registration number or application number applicable to such Intellectual Property. Except as set forth in Schedule 6 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time), such Grantor is the sole and exclusive owner of the entire and unencumbered right, title, and interest in and to such Intellectual Property and is otherwise entitled to use, and grant others the right to use, all such Intellectual Property, without limitation, subject only to the license terms of the licensing or franchise agreements referred to in paragraph (c) below, except where the failure to have such rights could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(a) On the date hereof, all Intellectual Property registered or applied to be registered in the United States Patent and Trademark Office, the United States Copyright Office or any similar state, national or international office or registry owned by such Grantor is subsisting and unexpired and has not been abandoned, cancelled, or dedicated to the public, except where any such abandonment, cancellation, or dedication to the public could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the operation of such Grantor’s business as currently conducted or as contemplated to be conducted nor the use of the Intellectual Property in connection therewith conflicts with, infringes upon, misappropriates, dilutes, or otherwises violate the Intellectual Property rights of any other Person, except where any such infringement, misappropriation, dilution, or violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except as set forth in Schedule 6, on the date hereof (i) none of the Intellectual Property registered or applied to be registered in the United States Patent and Trademark Office, the United States Copyright Office or any similar state, national or international office or registry owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, and (ii) there are no other agreements, obligations, orders or judgments which affect the ownership, use, validity, enforceability, or registration of any such Intellectual Property, except where, in each case, the existence of such agreements, obligations, orders or judgments could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) To such Grantor’s knowledge, there is currently no infringement or unauthorized use of any item of such Intellectual Property of such Grantor by any third party that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity, enforceability, ownership, or registration of, or such Grantor’s rights in, any Intellectual Property registered or applied to be registered in the United States Patent and Trademark Office, the United States Copyright Office or any similar state, national or international office or registry owned by such Grantor, except where any such holding, decision, or judgment could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Such Grantor is not aware of any uses of any item of Intellectual Property owned or used by such Grantor that could reasonably be expected to lead to such item becoming invalid or unenforceable including, without limitation, unauthorized uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses used in the conduct of such business, except where such use could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) No action or proceeding is pending or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity, enforceability, ownership, registration, or use of any Intellectual Property registered or applied to be registered in the United States Patent and Trademark Office, the United States Copyright Office or any similar state, national or international office or registry owned by such Grantor, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringes upon, misappropriates, dilutes, or otherwise violates, as the case may be, any such Intellectual Property right of any third party, (iii) alleging that any such Intellectual Property owned by such Grantor is being licensed, sublicensed or used in violation of any Intellectual Property right of any third party, or (iv) which, if adversely determined, would have a material adverse effect on the value of any such Intellectual Property owned by such Grantor, except where such action or proceeding could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of such Grantor, no Person is engaging in any activity that infringes upon the Intellectual Property registered or applied to be registered in the United States Patent and Trademark Office, the United States Copyright Office or any similar state, national or international office or registry owned or held by such Grantor, except where any such infringement could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 6 hereto (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time), such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any person with respect to any such Intellectual Property owned by such Grantor. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any Intellectual Property owned or, to such Grantor’s knowledge, held by such Grantor, except where any such termination or impairment could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f) With respect to each written Copyright License, written Trademark License and written Patent License the loss of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein, nor will the grant of such rights and interests constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; (v) such Grantor has not granted to any other third party any rights, adverse or otherwise, under such license; and (vi) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

(g) Except as set forth in Schedule 6 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time), such Grantor has performed all acts, including, without limitation, recordation of its interests in Patents and Trademarks with the United States Patent and Trademark Office and in corresponding national and international patent offices, and recordation of its interests in Copyrights with the United States Copyright Office and in corresponding national and international copyright offices, and has paid all required fees and taxes to maintain each and every item of Intellectual Property owned by such Grantor in full force and effect and to protect and maintain its interest therein, except, in each case, where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Such Grantor has used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright included in the Intellectual Property owned or held by such Grantor, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) (i) None of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person and (ii) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property, except where such use, divulgence, appropriation, default or breach could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) No Grantor is subject to any settlement or consents, judgment, injunction, order, decree, covenants not to sue, non-assertion assurances or releases that would impair the validity, enforceability, ownership, use, registration of, or such Grantor’s rights in, any Intellectual Property, except, in each case, where any such settlement or other agreement or order could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.11. [Reserved].

3.12. [Reserved].

3.13. Commercial Tort Claims. As of the date hereof, no Grantor has any commercial tort claims individually in excess of $5,000,000.

SECTION 4. COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full (for avoidance of doubt, for purposes of calculating the aggregate permitted amounts under Section 4.2 hereof if the Grantor takes the action required by such sections with respect to any particular item of Collateral, e.g. to deliver or establish the Collateral Agent’s control over any particular item of Collateral or otherwise ensure the perfection and priority of the Collateral Agent’s security interest to the extent specified therein, then such item of Collateral shall no longer be counted towards the aggregate permitted amounts set forth therein):

4.1. [Reserved].

4.2. Delivery and Control of Instruments, Chattel Paper, Negotiable Documents, Investment Property and Deposit Accounts. (a) If any of the Collateral the fair market value of which is in excess of $5,000,000 individually, or $10,000,000 in the aggregate, is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(a) If any of the Collateral the fair market value of which is in excess of $5,000,000 individually, or $10,000,000 in the aggregate, is or shall become “Electronic Chattel Paper” such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) that such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) that copies or revisions that add or change the assignee of the authoritative copy can only be made with the written consent of the Collateral Agent, (iv) that each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(b) If any of the Collateral the fair market value of which is in excess of $5,000,000, individually or $10,000,000, in the aggregate is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the Issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in a form reasonably acceptable to the Collateral Agent.

(c) If requested by the Collateral Agent in writing, each Grantor shall use commercially reasonable efforts to maintain Securities Entitlements, Securities Accounts and Deposit Accounts with values in excess of $5,000,000 in each individual account, or $10,000,000 in the aggregate, only with financial institutions that have agreed to comply with entitlement orders and instructions issued or originated by the Collateral Agent without further consent of such Grantor, such agreement to be in a form reasonably acceptable to the Collateral Agent.

(d) If any of the Collateral is or shall become evidenced or represented by a Commodity Contract with a value in excess of $5,000,000 individually, or $10,000,000 in the aggregate, if requested by the Collateral Agent in writing upon the direction of the Authorized Representative or Authorized Representatives representing the Required Secured Parties, each Grantor shall use commercially reasonable efforts to cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Collateral Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Agent without further consent of such Grantor, such agreement to be in a form reasonably acceptable to the Collateral Agent.

(e) [Reserved].

4.3. Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable insurance companies, insurance on the Collateral in at least such amounts and against at least such risks as are usually insured against in the same or similar locations by companies engaged in the same or a similar business; and furnish to the Collateral Agent with copies for each Secured Party, upon written request by the Collateral Agent upon the direction of the Authorized Representative or Authorized Representatives representing the Required Secured Parties, full information as to the insurance carried; provided that, notwithstanding the foregoing, satellite insurance shall not be required. All insurance shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 15 days after receipt by the Collateral Agent of written notice thereof.

(a) Such Grantor shall deliver to the Collateral Agent on behalf of the Secured Parties, (i) on the date hereof, a certificate dated such date showing the amount and types of insurance coverage as of such date, (ii) upon request of any Secured Party from time to time, full information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor, and (v) promptly after such information is available to such Grantor, full information as to any claim for an amount in excess of $7,500,000 with respect to any property and casualty insurance policy maintained by such Grantor. The Collateral Agent for the benefit of the Secured Parties shall be named as additional insured on all such liability insurance policies of such Grantor and the Collateral Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.

4.4. [Reserved].

4.5. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever subject to Permitted Liens.

(a) Such Grantor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

(b) At any time and from time to time, upon the written request of the Collateral Agent upon the direction of the Authorized Representative or Authorized

Representatives representing the Required Secured Parties, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request, upon the direction of the Authorized Representative or Authorized Representatives representing the Required Secured Parties, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) the filing of security agreements or other documents with the United States Patent & Trademark Office, the United States Copyright Office and the office of any similar registries, and (iii) and in the case of Investment Property, and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

4.6. Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i) [Reserved];

(ii) without limiting the prohibitions on mergers involving the Grantors contained in the Indenture or any Additional Secured Debt Document, change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 3.4; or

(iii) change its legal name, identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

4.7. Notices. Such Grantor will advise the Secured Parties promptly, in reasonable detail, of:

(a) any Lien with respect to an obligation in excess of $2,000,000 (other than any Permitted Lien) on any of the Collateral;

(b) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby; and

(c) any Governmental Authority becoming party to any Material Contract, which notice shall be delivered not more than 15 days from such occurrence thereof.

4.8. Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests (including any Pledged Equity Interest) of any Issuer that is a Subsidiary, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities in excess of $1,000,000 shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

(a) Without the prior written consent of the Collateral Agent, such Grantor will not (i) Dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction permitted by the Indenture Documents and each Additional Secured Debt Documents), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or non-consensual Liens arising by operation of law, (iii) except as otherwise expressly permitted by the Indenture Documents and each Additional Secured Debt Documents, enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (iv) with respect to any Issuer that is a Subsidiary of a Grantor, without the prior written consent of the Collateral Agent, cause or permit such Issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC or the UCC applicable in any relevant jurisdiction) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC or the UCC applicable in any relevant jurisdiction; provided, however, notwithstanding the foregoing, if such Issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (iv), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof.

(b) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an Issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member or shareholder of the related Issuer.

4.9. Accounts. (a) Other than in the ordinary course of business, and consistent with its current practices and in accordance with prudent and standard practices used in the industry in which such Grantor is engaged, and so long as no Event of Default shall have occurred and be continuing, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof, in each case, if any such Accounts individually have a value in excess of $1,000,000.

(b) Such Grantor will deliver prompt notice to the Collateral Agent a copy of any legal claim filed against it with respect to the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Accounts.

4.10. [Reserved].

4.11. Intellectual Property. (a) Except where the failure to take such action could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, such Grantor (either itself or through licensees) will (i) continue to use each material Trademark owned by such Grantor on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark and take all necessary steps to ensure that all licensed users of such Trademark maintain as in the past such quality, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(a) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent owned by such Grantor may become forfeited, abandoned or dedicated to the public, except where such forfeiture, abandonment or dedication could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except where the failure to take such action could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, such Grantor (either itself or through licensees) (i) will employ each material Copyright owned by such Grantor, and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Copyright may become invalidated or otherwise impaired or placed into the public domain.

(c) Such Grantor (either itself or through licensees) will not do any act that infringes, misappropriates or violates the Intellectual Property-rights of any other Person, except, where any such infringement, misappropriation or violation could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Such Grantor (either itself or through licensees) will use proper statutory notice in connection with the use of each material Patent, Trademark and Copyright owned by such Grantor, except where the failure to use such notice could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Such Grantor will notify the Secured Parties immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property owned by such Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s registration or ownership of, or the validity or enforceability of, any such Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report all such filings to the Collateral Agent annually (and, in any event within 90 days after the end of each fiscal year of Holdings). Upon request of the Collateral Agent upon the direction of the Authorized Representative or Authorized Representatives representing the Required Secured Parties, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may so request to evidence the Secured Parties’ security interest in any Copyright, Patent, Trademark or other Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g) Except where the failure to take such action could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and each registration of material Intellectual Property owned by such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(h) Such Grantor (either itself or through licensees) will not, without the prior written consent of the Collateral Agent, discontinue use of, cancel, or otherwise abandon any Intellectual Property owned by such Grantor, or abandon any application or any right to file an application for any Patent, Trademark, or Copyright, unless such Grantor shall have previously determined that such use or the maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect and, in such case, such Grantor shall give prompt written notice of any such abandonment to the Collateral Agent in accordance herewith.

(i) In the event that any material Intellectual Property owned by any Grantor is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent in writing after it learns thereof and, in its reasonable business judgment, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, except where such infringement, misappropriation or dilution could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,.

(j) Such Grantor agrees that, should it create, develop, or otherwise acquire or obtain an ownership interest in any item of material Intellectual Property which is not now a part of the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 2 shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, and in the case of Trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral, and (iii) it shall provide the Collateral Agent annually (and, in any event within 90 days after the end of each fiscal year of Holdings) with an amended Schedule 6 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time ) hereto and take the actions specified in 4.11(l).

(k) Such Grantor agrees to execute short form security agreements with respect to Intellectual Property owned or held by such Grantor and with respect to any After-Acquired Intellectual Property in substantially the form of Exhibits B and C in order to record the security interest granted herein to the Collateral Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority.

(l) Such Grantor shall take all steps reasonably necessary consistent with industry standards to protect the confidentiality of all Trade Secrets used or held in its business,

including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to confidential and proprietary information and documents.

4.12. Further Covenants.

(a) Such Grantor shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b) such Grantor shall make payment of (i) all taxes, assessments, license fees, levies and other charges of Governmental Authorities imposed upon it which if unpaid, would be reasonably likely to become a Lien on the Collateral that is not a Permitted Lien, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums; and

(c) upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify Collateral Agent in writing of the levy of any legal process against the Collateral or any portion thereof.

SECTION 5. REMEDIAL PROVISIONS

5.1. Certain Matters Relating to Accounts. (a) [Reserved].

(a) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts and each Grantor hereby agrees to continue to collect all amounts due or to become due to such Grantor under the Accounts and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense; provided, however, that the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) [Reserved].

5.2. Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under any Receivable with a value in excess of $1,000,000, and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any such Accounts or such Contracts.

(a) After the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Accounts and/or Contracts directly to the Collateral Agent;

(b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.

5.3. Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Indenture Documents and any Additional Secured Debt Documents, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would materially impair the Collateral or which would result in any violation of any provision of this Agreement, any other Indenture Documents or any Additional Secured Debt Documents.

(a) If an Event of Default shall occur and be continuing: (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (ii) the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein.

(b) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, if an Event of Default shall have occurred and be continuing, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

5.4. Proceeds to be Turned Over To Collateral Agent. (a) In addition to the rights of the Secured Parties specified in Section 5.1 with respect to payments of Accounts, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

(b) If any Event of Default shall occur and be continuing, upon the request of the Collateral Agent, the Company and any Guarantor shall immediately take all actions necessary or desirable to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect to any Investment Property, Deposit Accounts and any other relevant Collateral, including without limitation, executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a control agreement in a form satisfactory to the Collateral Agent in its sole discretion.

5.5. Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent shall apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 5.6) constituting Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in the Indenture and any Additional Secured Debt Document, in payment of the Secured Obligations in such order of application as is required by the Collateral Agency Agreement.

5.6. Code and Other Remedies. (a) If an Event of Default shall occur and be continuing, the Collateral Agent may take all such actions and exercise all such rights and remedies set forth in this clause (a). The Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith Dispose of or give option or options to purchase and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to Dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree (it being understood and agreed that the Collateral Agent or any Secured Party may bid at a private sale only if permitted by Section 9-610(c)(2) of the New York UCC and Grantor reserves the right to object to commercial reasonableness of any private sale if buyer at such private sale is the Collateral Agent or a Secured Party). Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

(a) The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations as set forth in Section 5.5 and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by any of them of any rights hereunder.

(b) In the event of any Disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Grantor shall supply the Collateral Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such Disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

5.7. Registration Rights. (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Equity Interests or the Pledged Debt Securities pursuant to Section 5.6, and the Required Secured Parties direct the Collateral Agent to have the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof (if such Issuer is a direct or indirect wholly-owned Subsidiary of Holdings or the Issuer) to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be necessary to register the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity Interests or the Pledged Debt Securities, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which are necessary, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions as required by the sale to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests or the Pledged Debt Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests or the Pledged Debt Securities for the period of time necessary to permit the Issuer thereof (is such Issuer is a direct or indirect wholly-owned Subsidiary of Holdings or the Issuer) to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests or the Pledged Debt Securities pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Indenture or any Additional Secured Debt Document, as applicable, or a defense of payment.

5.8. Waiver; Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other Disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency. Each Grantor hereby expressly waives and covenants not to assert any appraisement, valuation, extension, redemption or similar laws, now or at any time hereafter in force, which delay, prevent or otherwise impede the performance or enforcement of this Agreement.

5.9. FCC Licenses. Notwithstanding anything to the contrary contained in this Agreement, the Indenture Documents, any Additional Secured Debt Document or in any other agreement, instrument or document executed by any Grantor in connection with the Indenture Documents or any Additional Secured Debt Document, to the extent that any FCC license is included in the Collateral, the Collateral Agent will not take any action pursuant to any document referred to above which would constitute or result in any assignment of any FCC license or any change of control (whether de jure or de facto) of any Grantor or subsidiary of any Grantor if such assignment of any FCC license or change of control would require, under then existing law, the prior approval of the FCC without first obtaining such prior approval of the FCC. Upon the occurrence and during the continuance of an Event of Default, subject to terms and conditions of this Agreement, each Grantor agrees to take any action that the Collateral Agent may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Collateral Agent to exercise and enjoy the full rights and benefits granted to the Collateral Agent by this Agreement and the other documents referred to above, including specifically, at the cost and expense of each Grantor, the use of its best efforts to assist in obtaining approval of the FCC for any action or transaction contemplated by this Agreement for which such approval is or shall be required by law, and specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor’s or transferor’s portion of any application or applications for consent to the assignment of license or transfer of control necessary or appropriate under the FCC’s rules and regulations for approval of (i) any sale or other disposition of the Collateral by or on behalf of the Collateral Agent, or (ii) any assumption by the Collateral Agent of voting rights in the Collateral effected in accordance with the terms of this Agreement. It is understood and agreed that all foreclosure and related actions will be made in accordance with the Communications Act of 1934, as amended from time to time, and other applicable FCC regulations and published policies and decisions.

5.10. Voting.

(a) The provisions of this Section 5.10 shall apply solely after incurrence of the Additional Secured Obligations. The provisions of the Indenture shall apply prior to the incurrence of any such Additional Secured Obligations.

(b) The Required Secured Parties shall have the right to direct the Collateral Agent, following the occurrence of an Event of Default which is continuing, to foreclose on, or exercise its other rights with respect to, the Collateral (or exercise other remedies with respect to the Collateral). For the purposes of determining the Required Secured Parties and their directions in accordance with this Section, each Secured Party or its Authorized Representative shall provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts of outstanding principal obligations owing to such Secured Parties and their direction or vote and the Collateral Agent shall be fully entitled to rely on such certificates.

(c) Any action taken or not taken without the vote of any Secured Party or Secured Parties under this Section 5.10 shall nevertheless be binding on such Secured Party or Secured Parties.

(d) Except as provided in the succeeding sentence or in Section 6, in the case of an Event of Default which is continuing, the Collateral Agent will only be permitted, subject to applicable law, to exercise remedies and sell the Collateral under this Agreement at the direction of the Required Secured Parties. If the Collateral Agent has asked the Secured Parties for instruction and the applicable Secured Parties have not yet responded to such request, the Collateral Agent shall be authorized to take, but shall not be required to take, and shall in no event have any liability for the taking, any delay in taking or the failure to take, such actions with regard to a Default or Event of Default which is continuing which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Parties and to preserve the value of the Collateral and shall give the Secured Parties appropriate notice of such action; provided that once instructions with respect to such request have been received by the Collateral Agent from the applicable Secured Parties, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

SECTION 6. THE COLLATERAL AGENT

6.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 5.6 or 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 6.1(b), it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith. Notwithstanding the foregoing, the Collateral Agent may not take any of the actions set forth in Sections 5.2(a) and (b) except in compliance with those sections.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall promptly be paid by such Grantor to the Collateral Agent.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise Dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers (it being understood and agreed that the Secured Parties will have the obligations of a secured party under the New York UCC). The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

6.3. No Duty of the Collateral Agent. The powers conferred on Collateral Agent hereunder are solely to protect the interests of Collateral Agent for the ratable benefit of the Secured Parties in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. No provision of this Agreement shall require Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

6.4. Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in the Security Documents or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable; provided that such financing statements shall exclude any FCC licenses. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Notwithstanding any provision herein to the contrary, the Collateral Agent may, but shall be under no obligation to (except at the direction of the Authorized Representative or Authorized Representatives representing the Required Secured Parties), file or record financing or continuation statements, or amendments thereto, or any other filing or recording document or instrument with respect to the Collateral to perfect or maintain the perfection of the security interests in the Collateral granted under this Agreement.

6.5. Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

6.6. Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any Requirement of Law, the Collateral Agent may appoint another bank or trust company or one of more other persons, either to act as co-agent or, with the consent of Holdings and the Company, as agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral

Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

SECTION 7. MISCELLANEOUS

7.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor, the Collateral Agent and the Required Secured Parties in accordance with the Collateral Agency Agreement and (ii) the Company may amend any Schedule referred to herein after the date hereof to reflect any change in facts after the date hereof if necessary in connection with the making of any representation set forth herein, provided the Company delivers such revised Schedule to the Collateral Agent and any applicable Authorized Representative promptly following such revision.

7.2. Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.01 of the Indenture; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 (as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time).

7.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4. Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Grantor under the guarantee pursuant to the Indenture or otherwise enforcing or preserving any rights under this Agreement and the other Indenture Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party.

(a) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(b) Each Grantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits,

costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to Section 7.07 of the Indenture.

(c) The agreements in this Section shall survive repayment of the Secured Obligations and all other amounts payable under the Indenture and the other Indenture Documents.

(d) Each Grantor agrees that the provisions of Section 7.07 of the Indenture are hereby incorporated herein by reference, mutatis mutandis, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

7.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that, except in connection with the Sirius Merger, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and any such assignment, transfer or delegation without such consent shall be null and void.

7.6. Set-Off. Subject to the requirements of the Collateral Agency Agreement, each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Indenture, any other Indenture Document, any Additional Debt Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

7.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10. Integration. This Agreement and the other Collateral Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Collateral Documents.

7.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.12. Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Collateral Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.13. Acknowledgments. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Collateral Documents to which it is a party;

(b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Collateral Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Collateral Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

7.14. Additional Grantors. Each Subsidiary of Holdings or the Company that is required to become a party to this Agreement pursuant to Section 10.06 of the Indenture or any similar provisions of any Additional Debt Document shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption and Joinder Agreement in the form of Exhibit D hereto.

7.15. Additional Secured Obligations. On or after the date hereof and from time to time, upon the compliance by any Additional Secured Debtholder with the terms of Section 6.18 of the Collateral Agency Agreement, the Additional Secured Obligations of such Additional Secured Debtholder shall be deemed to be Additional Secured Obligations hereunder. Each Authorized Representative agrees that upon the satisfaction of the provisions of such Section 6.18 of the Collateral Agency Agreement, the Collateral Agent shall act as agent under and subject to the terms of this Agreement and the Collateral Agency Agreement for the benefit of all Secured Parties, including any Additional Secured Debtholders that hold any such Additional Secured Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Additional Secured Obligations as set forth in the Additional Secured Debt Notice and Joinder Agreement, and the Authorized Representative providing such Additional Secured Debt Notice and Joinder Agreement shall, on behalf of itself and each Additional Secured Debtholder it represents, be bound by this Agreement. For purposes of this Agreement, all Obligations arising under or in connection with the Notes (including Additional Notes) constitute Note Obligations rather than Additional Secured Obligations; however upon the issuance of Additional Notes, the Company shall deliver to the Collateral Agent a certificate signed by the chief financial officer of the Company setting forth the particulars of the Additional Notes including the aggregate principal amount or face amount thereof and certifying that such issuance of Additional Notes complies with the terms of the Indenture.

7.16. Certain Actions Upon a Sirius Merger. On the date of any Sirius Merger, any successor or assign of Holdings, the Company or any other Guarantor, to the extent not otherwise a party to this Agreement, shall (a) become a party this Agreement, (b) comply with the requirements of this Agreement, including Section 7.14 hereof, in order to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, as contemplated by the Indenture Documents and any Additional Secured Debt Document, upon the Collateral Agent for the ratable benefit of the Secured Parties, (c) take such other actions as may be requested by the Collateral Agent, upon the direction of the Authorized Representative or Authorized

Representatives representing the Required Secured Parties, in order to carry out and give full effect to the intents and purposes of the Indenture Document and/or any Additional Secured Debt Document and (d) comply with the requirements of Section 7.15 to the extent the Company, any Guarantor or any of their respective successors or assignees desires to have any of its Additional Secured Obligations treated as Additional Secured Obligations hereunder.

7.17. Releases. (a) At such time as the Secured Obligations shall have been paid in full, the commitments (if any) have been terminated or expired and no letters of credit shall be outstanding (or shall have been cash collateralized in an amount equal to 100% of the aggregate face amount plus any accrued and unpaid interest and fees that are expected to be payable until the expiration thereof on a first priority secured basis), the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(a) If any of the Collateral shall be Disposed of by any Grantor in a transaction permitted by the Indenture and each Additional Secured Debt Document (other than a transaction in which all or substantially all of the Collateral is Disposed of, even if so permitted by the Indenture and each such Additional Secured Debt Document), the Liens created hereby on such Collateral shall be automatically released. At the request and sole expense of the Company, a Subsidiary Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Grantor shall be Disposed of in a transaction permitted by the Indenture and each Additional Secured Debt Document.

(b) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent subject to such Grantor’s rights under Section 9-509(d)(2) of the New York UCC.

7.18. Effects of Certain Errors or Omissions. Notwithstanding anything to the contrary contained herein, the Company, the Guarantors, the applicable Authorized Representatives and the Collateral Agent may amend this Agreement without the consent of any Secured Party to cure any ambiguity, omission, defect or inconsistency or to make any change that does not adversely affect the rights of any Secured Party and such amendment shall become effective without any further action or consent of the Required Secured Parties.

7.19. Existing Obligations. Any provision contained herein to the contrary notwithstanding, this Agreement is not intended to and shall not serve to effect a novation of the obligations under the Existing Collateral Documents (the “Existing Obligations”), but instead constitutes an amendment and restatement of all obligations, liabilities, terms, conditions and provisions of the Existing Collateral Documents in respect of the Existing Obligations. It is the express intention of the parties hereto to reaffirm the obligations and liabilities created under the

Existing Collateral Documents in respect of the Existing Obligations, which continue as Obligations hereunder in whole or in part (and without the discontinuance of any Lien granted pursuant to the Existing Collateral Documents, which Liens continue uninterrupted under the Collateral Documents as defined herein).

7.20. WAIVER OF JURY TRIAL. EACH GRANTOR AND THE COLLATERAL AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

XM SATELLITE RADIO INC.

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Secretary

XM SATELLITE RADIO HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Secretary

XM EQUIPMENT LEASING LLC

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Secretary

XM RADIO INC.

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Secretary

XM EMALL INC.

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Secretary

XM INNOVATIONS INC.

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Secretary

XM CAPITAL RESOURCES INC.

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Secretary

EFFANEL MUSIC, INC.

By:	/s/ Patrick L. Donnelly
Name: Patrick L. Donnelly
Title: Secretary

[Signature Page – Collateral Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Thomas E. Tabor
Name: Thomas E. Tabor
Title: Vice President

[Signature Page – Collateral Agreement]